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                                                                    EXHIBIT 10.2

                        HOWARD KEEP EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made as of the 14th day of April, 2000, between Eco-form International, Inc. (the "Company"), and Howard Keep (the "Executive") (hereinafter referred to collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, the Executive is employed by the Company and the services of the Executive, his managerial and financial experience, and his knowledge of the affairs of the Company are of great value to the Company; and

         WHEREAS, the Company deems it essential that it have the advantage of the services of the Executive for a given period;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. The Company hereby employs the Executive as the President and Chief Executive Officer of the Company, with the powers and duties in that capacity to be those powers and duties customary to such positions in similar publicly held companies or as defined by the Board of Directors of the Company, and the Executive hereby accepts such employment.

         2. The term of initial employment pursuant to this Agreement shall be five (5) years commencing on the closing of the merger between Eco-form International, Inc. and Eco-form, Inc., April 14, 2000, and ending on April 14, 2005 ("Term"), or until such earlier date as may be specified in a written notice delivered by either the Company or the Executive to the other party, in accordance with Section 6 hereof, or unless the Term is extended by mutual written agreement. Executive shall commit to and perform services for the Company a minimum of forty (40) hours per work week and Executive's employment with the Company shall be his primary and principal occupation.

         3. Executive shall receive the following compensation for his services during the term of initial employment hereunder:

                  (a) The Executive's base salary shall be Seventy-Two Thousand Dollars and No Cents ($72,000.00 U.S.D.) ("Base Salary"), or as increased by mutual written agreement. Said Base Salary shall be accrued from the closing of the merger between Eco-form International, Inc. and Eco-form, Inc., April 14, 2000 until the Company receives One Million Dollars ($1,000,000 U.S.D.) in mezzanine financing, upon which time Executive will be paid the accrued Base Salary and thereafter Executive's Base Salary will be paid in regular semi-monthly installments in accordance with the employee payment practices of the Company. The Executive shall also receive an annual performance bonus ("Performance Bonus") of Thirty One Thousand Five Hundred Dollars and No Cents ($31,500.00 U.S.D.) ("Full Performance Bonus"). The Executive may also receive an annual performance bonus ("Performance Bonus"), not to exceed Thirty One Thousand Five Hundred Dollars and No Cents ($31,500.00 U.S.D.). Said Performance Bonus will be based upon the Company's written performance objectives ("Performance Objectives"). In addition,


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                           Executive shall receive an additional Twenty Thousand
                           Dollars and No Cents ($20,000.00 U.S.D.) ("Nominal Performance Bonus") if all of the Company's annual written performance objectives ("Performance Objectives") are met. Said written Performance Objectives will be issued to all employees on or before April 30 of each year and will provide a description of the Company's Performance Objectives. Said determination of the Performance Bonus shall occur annually on or before April 30th. Executive shall also receive a signing bonus ("Signing Bonus"), which shall be Twenty Thousand Dollars and No Cents ($20,000.00 U.S.D.) and shall be payable upon the Company's completion of its initial public offering and a minimum of Five Million Dollars and No Cents ($5,000,000.00 U.S.D.) of equity has been raised and received by the Company.

                  (b) The Executive shall participate in any incentive compensation plan, pension or profit-sharing plan, stock purchase or stock option plan, annuity or group insurance plan, medical plan, and other benefits maintained by the Company for its employees or Company's subsidiary employees ("Benefits"). If the term of initial employment hereunder terminates on a date other than the end of the Company's fiscal year, the payment which the Executive receives under the applicable incentive compensation plan will be prorated accordingly.

                  (c) Without limitation to participation in the Benefits provided for in Section 3(b), Executive shall, at a minimum, receive the following:

                                  (i) health care coverage with the option of a PPO or HMO;

                                  (ii)  life insurance coverage of three (3)
                                        times Executive's annual salary with
                                        Executive's wife and children as
                                        beneficiaries of said coverage; and

                                  (iii) executed stock option agreement, subject
                                        to mutually agreed upon terms.

         4. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the performance of such duties hereunder as may be required by the Chairman, including, but not limited to, transportation expense, accommodation, entertainment, and other expenses incurred in connection with the business of the Company, on the same basis as such expenses have been paid in the past by the Company.

         5. Except as otherwise provided herein, the Executive agrees to devote in good faith his full time and efforts to the services which he is required to render to the Company hereunder, and agrees to travel to the extent he or the Chairman deems necessary to perform such duties. To the extent that the Company requires a permanent relocation, the Company shall, on behalf of the Executive, provide for the following:

                 (a) hiring of a relocation company which shall sell Executive's current residence and assist Executive with locating a new residence;

                 (b) hiring of a moving company to transport Executive's and family's possessions to the new residence;


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                 (c)       payment of the closing costs of the new residence and
                           up to one (1) point for loan fees; and

                 (d) payment for up to one hundred twenty (120) days of temporary housing for Executive and family.

         6.      This Agreement may be terminated as follows:

                 (a) by the Company immediately for "cause" in which case Executive shall receive no Severance Payments (as defined below);

                 (b) by the Company immediately "without cause" with the Executive to receive the Severance Payments (as defined below);

                 (c) by mutual written consent on the terms stated within the mutual written consent;

                 (d) by Executive providing ninety (90) days' written notice to Company in which case the Executive shall receive no Severance Payments (as defined below); or

                 (e) In the event that the Executive shall be unable to perform services pursuant to this Agreement solely as a result of illness or mental or physical disability, and such failure or disability shall exist for any consecutive six (6) month period, the Company shall have the option to terminate this Agreement at any time that such disability or failure continues to exist by giving thirty (30) days' written notice to the Executive; provided, however, that in the event the Company shall terminate this Agreement pursuant to this Paragraph, and in consideration of services to be rendered hereunder by the Executive, the Company agrees to pay to the Executive the Severance Payments (as defined below);

                 (f)       Severance Payments shall be defined as follows:

                           (i) if termination is "without cause," Executive shall receive one (1) year of annual salary plus fifty percent (50%) of Executive's Nominal Performance Bonus (or Twelve Thousand Six Hundred Dollars and No Cents ($12,600.00 U.S.D.)).

                           (ii) if termination results within one (1) year from a change in control of the Company and is "without cause," Executive shall receive two
                                 (2) years of annual salary plus one (1) year of Executive's Nominal Performance Bonus (or Twenty Five Thousand Two Hundred Dollars and No Cents ($25,200.00 U.S.D.)).

         7. Notwithstanding the above, the Executive shall be entitled to receive as paid time each of the following holidays:
                 Thanksgiving (2 days), Christmas (2 days), New Year's Day, Memorial Day, Independence Day, Labor Day, five (5) "floating" personal days, and any other benefits maintained by the Company for its employees, provided that the taking of said holidays does not adversely affect the Company. In addition, the Executive shall be entitled to take a total of twenty (20) days of paid vacation, provided that the taking of said vacation does not adversely affect the Company, and provided that the Executive has obtained the approval of the Chief Executive Officer as to the timing and length of absence

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                 from the Company's office. If Executive does not take the
                 aforementioned holidays, vacation and/or personal days during the fiscal year, then Executive shall be paid, at the end of each fiscal year, a pro-rated amount of his Base Salary for unused holiday, vacation and/or personal days.

         8. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another Company, this Agreement shall inure to the benefit of and be binding upon the Executive and the purchasing, surviving or resulting company or companies in the same manner and to the same extent as though such company or companies were the Company.

         9. In consideration of the Company's employment of Executive, Executive agrees as follows:

                 (a) To communicate to Company promptly and fully all inventions, discoveries, concepts and ideas, whether patentable or not, including but not limited to hardware and apparatus, processes and methods, formulas, computer programs and techniques, as well as improvements thereof and knowledge related thereto (hereinafter collectively referred to as "DEVELOPMENTS"), conceived, completed, or reduced to practice (whether solely by Executive or jointly with others) during the period of Executive's employment by Company,

                         (i) which are related to the present or prospective business, work or investigations of Company, or

                         (ii) which result from any work Executive performs with the use of any equipment, facilities, materials or personnel of Company, or

                         (iii) which result from or are suggested by any work which Executive may do for or on behalf of Company;

                 (b) To assign, and does hereby assign, to Company or Company's designee, Executive's entire right, title and interest in and to all such DEVELOPMENTS and all copyrights and mask work rights in such DEVELOPMENTS and any patent applications filed and patents granted thereon, including those in foreign countries, both during Executive's employment by Company and for one
                         (1) year after termination of Executive's employment if conceived as a result of and if attributed to the work done during such employment and relates to a method, substance, machine, article or manufacture or improvement therein within the scope of the business of Company; and to execute any patent papers covering such DEVELOPMENTS as well as any papers that Company may consider necessary or helpful in obtaining or maintaining said patents during the prosecution of patent applications thereon or during the conduct of any interference, litigation or any other matter in connection therewith; all expenses incident to the filing of any such interference, litigation or other controversy shall be borne by Company;

                 (c) Except as Company otherwise consents in writing, not to use (other than for Company) and not to directly or indirectly publish or otherwise disclose at any time (except as Executive's duties to Company may require) either during or subsequent

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                        to Executive's employment, any of Company's information
                        or material which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying detains are in the public domain, including but not limited to the Company's inventions, technological developments, "knowhow," purchasing, accounting, merchandising, licensing, client lists and customer information (active, inactive or prospective), trade secrets, or any information of the type described herein which Company obtained from another party and which Company treats as proprietary or designates as confidential, whether or not owned or developed by Company ("CONFIDENTIAL INFORMATION"), whether or not the same was conceived, originated, discovered or developed, in whole or in part, by Executive; and

                 (d) To deliver to Company promptly upon request or on the date of termination of Executive's employment all documents, copies thereof and other materials in Executive's possession pertaining to the business of Company, including, but not limited to, CONFIDENTIAL INFORMATION, and thereafter to promptly return documents and copies thereof and other materials in Executive's possession pertaining to the business of Company and originating with Company that come into Executive's possession;

         10. Both Parties hereby agree that they both wish to resolve promptly and privately of any differences that may arise without resorting to the high cost and long delays of extensive court litigation. As such, they agree to resolve their differences through arbitration pursuant to the Rules of the American Arbitration Association. Venue and jurisdiction for said arbitration shall be the County of Detroit, State of Michigan.

         11. This Agreement may be executed in more than one counterpart, each of which shall constitute one and the same agreement. As used herein and as required by the context, the singular and plural shall be deemed to include each other, and each gender to include all genders.

         12. This Agreement constitutes the entire agreement between the Parties and supersedes all prior negotiations, representations, understandings, and agreements (oral or written) related to or concerning the subject matter hereof. No amendment to, consent provided for, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Parties. This Agreement represents the full and complete understanding between the Parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written.

         13. Except as stated in Section 6, this Agreement cannot be changed, modified, released, discharged, abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by both Parties.

         14. Except to the extent that they call for the personal service of the Executive, the obligations under this Agreement shall be binding upon the Parties' heirs, executors, administrators, or other legal representatives or assigns.

         15. Notwithstanding the termination of this Agreement, Sections 9, 10 and 18 shall survive such termination.


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         16.     The waiver by either Party of a breach of any provision of this
                 Agreement will not operate or be construed as a waiver of any other or subsequent breach by the other Party.

         17. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

         18. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Michigan. Venue and jurisdiction shall, at all times, be the County of Detroit, State of Michigan.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his signature as of the day and year first above written.

         Eco-form International, Inc. ("Company")      Howard Keep ("Executive")


         By: ________________________________          By: _____________________
                 ________________, Chairman                   Howard Keep



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